Exhibit 10.5(h)
Execution Version
EIGHTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
               This EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 3, 2008 (this “Amendment”), by and among MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower”) and the Lenders (as defined herein) party hereto.
W I T N E S S E T H:
               WHEREAS, the Borrower, Lehman Brothers Inc., as advisor, sole lead arranger and sole bookrunner, SunTrust Bank, as syndication agent, Bank Leumi USA, as co-administrative agent, Lehman Commercial Paper Inc. (“LCPI”), acting in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for certain financial institutions (the “Lenders”), and such Lenders, are parties to that certain Amended and Restated Credit Agreement dated as of April 28, 2005 (as amended by the First Amendment, dated as of August 18, 2005, the Second Amendment, dated as of October 11, 2005, the Third Amendment, dated as of December 15, 2005, the Fourth Amendment, dated as of April 18, 2006, the Fifth Amendment, dated as of June 14, 2006, the Sixth Amendment, dated as of July 13, 2006, the Seventh Amendment, dated as of March 30, 2007, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, the Borrower has requested certain modifications to Section 7.5 of the Credit Agreement in order to provide for the Disposition of certain other assets of the Borrower and its Subsidiaries;
          WHEREAS, due to performance issues relative to LCPI’s and its parent corporation’s bankruptcy proceedings, the Borrower and the Required Lenders desire to have LCPI resign or be removed or replaced as Administrative Agent;
          WHEREAS, when and if such resignation, removal or replacement occurs, the Borrower and the Required Lenders desire to consent to Fifth Third Bank, N.A. (in its individual capacity, “Fifth Third”) becoming the successor “Administrative Agent” under the Credit Agreement; and
          WHEREAS, the Required Lenders have agreed to amend the Credit Agreement is certain respects and to consent to the appointment of Fifth Third as “Administrative Agent”, in each case solely upon the terms and conditions provided for in this Amendment.
          NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          2. Amendment to Section 1.1 of the Credit Agreement (Defined Terms).
          (a) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions as follows:
          “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds (or, in the case of any Asset Sale constituting a Disposition of a Group Two Property, Group Two Net Cash Proceeds) received by a Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans and the Revolving Credit Loans pursuant to Section 2.10(c) as a result of the delivery of a Reinvestment Notice.
          “Reinvestment Notice”: a written notice executed by a Responsible Officer of a Borrower stating that no Default or Event of Default has occurred and is continuing and that such Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale (or, in the case of any Asset Sale constituting a Disposition of a Group Two Property, Group Two Net Cash Proceeds), Purchase Price Refund or Recovery Event to acquire or repair assets useful in its business.
          (b) Section 1.1 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:
          “Eighth Amendment”: the Eighth Amendment to this Agreement, dated as of December 3, 2008.
          “Eighth Amendment Effective Date”: the Eighth Amendment Effective Date (as defined in Section 6 of the Eighth Amendment), which date is December 3, 2008.
          “Group One Properties”: the Properties identified on Annex I to the Eighth Amendment.
          “Group Two Property”: each fee owned or leased real property interests of the Borrower or any of its Subsidiaries that that is disposed of as part of a Permitted Group Two Property Disposition.
          “Group Two Net Cash Proceeds”: with respect to a Disposition of any Group Two Property, an amount equal to the Net Cash Proceeds received in connection with such Disposition less any reasonable costs and expenses incurred and paid in cash by the Borrower or such Subsidiary in connection with prior Disposition of a Group Two Property, to the extent such reasonable costs and expenses were not deducted in computing Group Two Net Cash Proceeds for any prior Dispositions of Group Two Properties.
          “Permitted Group Two Property Disposition”: the Disposition of fee owned or leased real property interests of the Borrower or any of its Subsidiaries to Persons that are not Affiliates of any Loan Party on an arms-length basis that shall yield

(either individually or collectively in a series of related Dispositions that shall occur within any six month period) Total Consideration of at least six times the amount of Consolidated EBITDA generated by such real property interests during any twelve (12) month period ending on or after the date which is nine (9) months prior to the date of such Disposition or, with respect to a series of related Dispositions, prior to the date of the first Disposition of such series (calculated on an aggregate basis for all such real property interests that are part of the same or a related series of Dispositions occurring within any six month period, pursuant to one or more binding purchase agreements, which may involve different purchasers), as certified by a Responsible Officer, and accompanied by a Compliance Certificate containing all information and calculations necessary for determining the same. For the avoidance of doubt and notwithstanding anything to the contrary contained in the preceding sentence, if, after giving effect to the consummation of a Disposition (or series of related Dispositions) described in the preceding sentence, the Total Consideration applicable to such Disposition (or series of related Dispositions) is actually less than six times the amount of Consolidated EBITDA generated by such real property interests, as calculated in accordance with the preceding sentence (such shortfall in the amount of Total Consideration, the “Total Consideration Shortfall”), then such Disposition (or series of related Dispositions) shall still constitute a Permitted Group Two Property Disposition if, within ten days of the consummation of such Disposition (or the last Disposition in a series of related Dispositions), Borrower makes a voluntary prepayment of Term Loans (or Revolving Credit Loans if no Term Loans are then outstanding) in an amount equal to the Total Consideration Shortfall.
          “Total Consideration”: means the aggregate Net Cash Proceeds received by the Borrower or its Subsidiaries in connection with a Disposition of any fee owned or leased real property interest of the Borrower or any of its Subsidiaries that is the subject of a Permitted Group Two Property Distribution.
          3. Amendment to Section 2.10(c) of the Credit Agreement (Mandatory Prepayments). Section 2.10(c) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
          “(c) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrowers or any of their Subsidiaries shall receive Net Cash Proceeds (or, in the case of any Asset Sale constituting a Disposition of a Group Two Property, Group Two Net Cash Proceeds) from any Asset Sale, Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by a Borrower or such Subsidiary of such Net Cash Proceeds or Group Two Net Cash Proceeds, as applicable, the Term Loans and the Revolving Credit Loans shall be prepaid (without a corresponding reduction of the Revolving Credit Commitments), and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the amount of such Net Cash Proceeds or Group Two Net Cash Proceeds, as applicable, as set forth in Section 2.10(e); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds or Group Two Net Cash Proceeds, as applicable, of Asset Sales and Recovery Events that my be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of the Borrowers and (ii) on each Reinvestment Prepayment Date the Term Loans and Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid, and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.”
          4. Amendment to Section 7.5 of the Credit Agreement (Limitation on Disposition of Property). Section 7.5 of the Credit Agreement is hereby amended by:
     (a) deleting the “and” at the end of Section 7.5(f);
     (b) deleting the “.” at the end of Section 7.5(g) and substituting “; and” in lieu thereof; and
     (c) adding the following Section 7.5(h):
“(h) the Disposition of Group One Properties to Persons that are not Affiliates of any Loan Party on an arms-length basis and Permitted Group Two Property Dispositions, provided, that, the aggregate Net Cash Proceeds of Group Two Properties Disposed of during any fiscal year of the Borrower shall not exceed $35,000,000.”
          5. Successor Administrative Agent and Successor Swing Line Lender.
          (a) In the event LCPI gives notice pursuant to Section 9.9 of the Credit Agreement to the Lenders and the Borrower of its resignation as, or is otherwise removed or replaced (including pursuant to an order of a court of competent jurisdiction) as, Administrative Agent under the Credit Agreement and the other Loan Documents, each of the Required Lenders and the Borrower hereby waives the requirement that notice be given ten days prior to such resignation, removal or replacement.
          (b) (i) The Required Lenders hereby agree, upon the resignation, removal or replacement of LCPI as contemplated by Section 5(a) hereof, to the designation and appointment of (and the Borrower hereby approves the appointment of) Fifth Third as the successor Administrative Agent (the “Successor Administrative Agent”) for the Lenders under the Credit Agreement and the other Loan Documents to be effective immediately upon delivery of written notice by the Successor Administrative Agent to the Borrower acknowledging such appointment, (ii) Fifth Third hereby agrees that, effective upon the resignation, removal or replacement of LCPI and upon receipt by Fifth Third of all documents, agreements and instruments (including, without limitation, all possessory collateral previously delivered to LCPI) necessary to effectuate the transfer of agency and evidence the appointment of the Successor Administrative Agent reasonably requested by Fifth Third, Fifth Third shall be appointed as the Successor Administrative Agent under the Credit Agreement and each other Loan Document and agrees to serve in such capacity in accordance with the relevant terms of the Loan Documents, (iii) the Borrower, each Guarantor and each other surety of or for any of the obligations owing to Administrative Agent and/or Lenders under the Credit Agreement or any Loan Document hereby acknowledges such assignment, delegation and assumption and agrees, in its respective capacities as debtor, obligor, grantor, mortgagor, pledgor, guarantor, surety, indemnitor, assignor and each other similar capacity, if any, in which any such entity has previously granted Liens on all or any part of its real or personal property pursuant to the Credit Agreement or any Loan Document, that such assignment, delegation and assumption shall not affect in any way all or any of such Liens, all of which Liens remain and shall continue to be in full force and effect and each of which is hereby ratified, confirmed and reaffirmed in all respects, and (iv) the Required Lenders and the Borrower hereby confirm that Fifth Third, in its capacity as the Successor Administrative Agent, shall have all rights, remedies, protections, benefits, duties and powers of the Administrative Agent under the Credit Agreement and the other Loan Documents and all references to the “Administrative Agent” shall be deemed to mean Fifth Third, acting in such capacity. The Required Lenders and Borrower understand and agree that the provisions of Section 9 of the Credit Agreement shall inure to the benefit of LCPI as to any actions taken or omitted to be taken while it was Administrative Agent under the Credit Agreement and the other Loan Documents.
          (c) The Required Lenders and the Borrower hereby agree that, (i) upon the resignation, removal or replacement of LCPI as administrative agent (as contemplated by Section 5(a) hereof) and as “Swing Line Lender”, (ii) the appointment of the Successor Administrative Agent in accordance with the terms hereof, and (iii) upon compliance by the Borrower with Section 2.6(e) of the Credit Agreement, (A) Fifth Third or one of its Affiliates (the “Successor Swing Line Lender”) shall be the “Swing Line Lender” under the Credit Agreement, (B) the definition of “Swing Line Lender” contained in the Credit Agreement and all references to the Swing Line Lender shall be deemed amended to mean Fifth Third or such Affiliate, acting in such capacity, and (C) Fifth Third or such Affiliate, as the case may be, in its capacity as the Successor Swing Line Lender, shall have all rights, remedies, protections, benefits, duties and powers of the Swing Line Lender under the Credit Agreement and the other Loan Documents.
          6. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Eighth Amendment Effective Date”) on which the following conditions have been satisfied:
          (a) Amendment. The Required Lenders shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrower.
          (b) Acknowledgment and Consent. The Required Lenders shall have received an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Guarantor.
          (c) Amendment Fee. The Borrower shall have delivered (and the Borrower hereby covenants and agrees to pay) to each Lender who has delivered an executed signature page to this Amendment on or prior to 5:00 P.M., New York City time, on the date hereof (collectively, the “Signing Lenders”) in immediately available funds, for the benefit of such Signing Lender, a non-refundable fee in an aggregate amount equal to 0.10% of such Signing Lender’s pro rata share of the aggregate amount of the Revolving Credit Commitments and the outstanding principal balance of the Term Loan held by the Signing Lenders, in each case, as of the date hereof, which fee shall be fully earned and payable as of the date hereof.

               (d) Fees, etc. The Required Lenders shall have received all fees required to be paid, and all expenses for which invoices have been presented supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Required Lenders on or before the Eighth Amendment Effective Date.
               7. Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and each Lender that (before and after giving effect to this Amendment):
               (a) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and the Acknowledgment and Consent (the “Amendment Documents”) to which it is a party and, in the case of the Borrower, to borrow under the Credit Agreement as amended hereby. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”). No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents, the borrowings under the Amended Credit Agreement or the execution, delivery, performance, validity or enforceability of this Amendment or the Acknowledgment and Consent, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19 of the Credit Agreement. Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Each Amendment Document and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          (b) The execution, delivery and performance of the Amendment Documents, the borrowings under the Amended Credit Agreement and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).
          (c) Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Eighth Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).
          (d) The Borrower and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan

Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the Eighth Amendment Effective Date.
               (e) No Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.
          8. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          9. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.
          10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          11. Miscellaneous. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
MAPCO EXPRESS, INC., as the Borrower

By:	/s/ Edward Morgan

Name:

Title:

By:	/s/ Gregory A. Intemann

Name:

Title:

Eighth Amendment to Amended and Restated Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

, as

a Lender

By:

Name:

Title:

Eighth Amendment to Amended and Restated Credit Agreement

ACKNOWLEDGEMENT AND CONSENT
               Reference is made to the Eighth Amendment, dated as of December 3, 2008 to the Amended and Restated Credit Agreement, dated as of April 28, 2005 (as amended by the First Amendment, dated as of August 18, 2005, the Second Amendment, dated as of October 11, 2005, the Third Amendment, dated as of December 15, 2005, the Fourth Amendment, dated as of April 18, 2006, the Fifth Amendment, dated as of June 14, 2006, the Sixth Amendment, dated as of July 13, 2006, the Seventh Amendment, dated as of March 30, 2007, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”), and (ii) the Guarantee and Collateral Agreement, dated as of April 28, 2005 (as amended, supplemented or otherwise modified in writing from time to time, the “Guarantee and Collateral Agreement”), made by each of the signatories thereto (together with any other entity that may become a party thereto as provided therein, the “Grantors”), in favor of the Administrative Agent for the benefit of the Secured Parties. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.
          Each of the undersigned parties to the Guarantee and Collateral Agreement and the other Security Documents hereby (a) consents to the transactions contemplated by the Eighth Amendment and (b) acknowledges and agrees that the guarantees and grants of security interests made by such party contained in the Guarantee and Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to the Eighth Amendment.
          THIS ACKNOWLEDGEMENT AND CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Eighth Amendment to Amended and Restated Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of December 3, 2008.

DELEK US HOLDINGS, INC.

By:	/s/ Edward Morgan

Name:

Title:

By:	/s/ Gregory A. Intemann

Name:

Title:

MAPCO EXPRESS, INC.

By:	/s/ Edward Morgan

Name:

Title:

By:	/s/ Gregory A. Intemann

Name:

Title:

GASOLINE ASSOCIATED SERVICES, INC.

By:	/s/ Edward Morgan

Name:

Title:

By:	/s/ Gregory A. Intemann

Name:

Title:

LIBERTY WHOLESALE CO., INC.

By:	/s/ Edward Morgan

Name:

Title:

By:	/s/ Gregory A. Intemann

Name:

Title:

Eighth Amendment to Amended and Restated Credit Agreement